LEGEND: [ * ] = CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT FILED BY THE REGISTRANT UNDER RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    AMENDMENT NO. 15, dated as of March 28, 1997 to the DISTRIBTUION AND SERVICES AGREEMENT originally dated as of January 31, 1994, as amended through the date hereof (the "Services Agreement") between VANSTAR CORPORATION, a Delaware corporation, ("VANSTAR") and COMPUTERLAND CORPORATION, a California corporation, ("COMPUTERLAND"), a wholly-owned subsidiary of SYNNEX Information Technologies, Inc. ("SYNNEX").

                                 R E C I T A L S

         a. VANSTAR and MERISEL FAB, INC. ("FAB") were parties to the Services Agreement; it has been amended repeatedly by agreement of VANSTAR and FAB, and the most recent amendment is Amendment No. 14, dated December 16, 1996.

         b. COMPUTERLAND has agreed to purchase and assume substantially all of the assets and certain of the liabilities of the business conducted by FAB, subject to the terms and conditions of an Asset Purchase Agreement dated January 15, 1997. COMPUTERLAND, VANSTAR and FAB have agreed to the assignment of the Services Agreement under the terms of an "Assignment, Consent to Assignment and Release Agreement" dated March 31, 1996. COMPUTERLAND's agreement to such assignment, and VANSTAR's consent to such assignment are conditioned, among other things, on the agreement of COMPUTERLAND and VANSTAR to the terms set forth in this Amendment No. 15.

         c. COMPUTERLAND and VANSTAR signed a "Term Sheet" in letter form and dated March 14, 1997; this Amendment No. 15 constitutes the amendments to the Services Agreement contemplated by the Term Sheet.

         NOW, THEREFORE, for good and valuable consideration, the parties do hereby agree as follows:

         1. Capitalized Terms; Effectiveness of Amendments. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Services Agreement. Except as otherwise provided in this Amendment No. 15, all amendments and prior letters of agreement executed between the parties shall continue in effect through the end of the Winding Down Period or the earlier termination of the Agreement except for the following amendments and letters of agreement which were terminated in accordance with the terms of Amendment No. 13: Amendments No. 1, 2 and 7; letter of agreement dated

March 31, 1995 entitled "Drop Ship Fee Reduction" and letter of agreement dated September 15, 1995 relating to Apple Computer distribution fees and rebates.

         2. Amendment of Heading. The heading of the Services Agreement is amended to read:

                  "DISTRIBUTION AND SERVICES AGREEMENT dated as of January 31, 1994, as amended through the date hereof (the "Agreement"), between VANSTAR CORPORATION, a Delaware corporation formerly known as ComputerLand Corporation (the "Seller"), and COMPUTERLAND CORPORATION, a California corporation (the "Buyer")."

         3. Amendments to Section 1.1

         (a) The definitions of the following defined terms are deleted:

                  Additional Extended Payment Amount
                  Baseline Adjustment Event
                  Basic Extended Payment Amount
                  Baseline Revenue
                  Buyer Prohibited Transferees
                  Calculation Period
                  Excess Percentage
                  Extended Payment Termination Date
                  Merisel
                  Minimum Growth Target
                  Other Merisel Distribution Business
                  Private Placement Closing Date
                  Rolling Average Net Payment Amount

         (b) The definition of "Base Percentage" is amended to read:

                  "Base Percentage" means [ * ].

         (c) The definition of "Designated Territory is amended to read:

                  "Designated Territory" means the 50 states of the United States of America and the District of Columbia."

         (d) The definition of "Monthly Distribution Fee" shall read:

"Monthly Distribution Fee means, for each month during the Distribution Period and the Winding down Period, an amount equal to [ * ] for such month times [ * ]."


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         (e) The definition of "Scheduled Termination Date" (originally set forth in Amendment No. 13) is amended to read:

                  "Scheduled Termination Date means September 30, 1997, provided, however:

                           (i) in the event that Buyer gives Seller written
                  notice not later than July 1, 1997 of its election to terminate the Distribution Period effective on July 31, 1997, then the Scheduled Termination Date shall mean July 31, 1997; and

                           (ii) in the event that Buyer gives Seller written
                  notice not later than August 1, 1997 of its election to terminate the Distribution Period effective on August 31, 1997, then the Scheduled Termination Date shall mean August 31, 1997; and

                           (iii) in the event that Buyer gives Seller written
                  notice of its intention not later than September 1, 1997 of its election to terminate the Distribution Period on December 31, 1997, then the Scheduled Termination Date shall mean December 31, 1997.

                  In any case, and unless otherwise agreed by the parties, the Scheduled Termination Date shall be followed by a [ * ] Winding Down Period in accordance with Article VII.

         (f)      The definition of "Applicable Revenue" is amended to read:

                  "Applicable Revenue" for any period means the gross revenues of the Subject Business recognized by Buyer for such period, determined in accordance with GAAP, including Gross Sales, Royalties and any other Revenue, in each case for such period, but excluding revenue attributable to shipments of product by parties other than Seller.

          4. Amendment to Section 2.1. Subsection 2.1(c) is amended by adding the following:

                  "Sales of product by Seller to Buyer for resale to SYNNEX and affiliates of SYNNEX shall be subject to credit limits and terms and conditions established by Seller, which credit limits and terms and conditions may be changed by Seller in its sole discretion. A material breach by Seller of its obligations in the preceding sentence shall be considered a Material Default."

          5. Amendment to Section 2.2. Section 2.2 is amended by adding new subsection (i):

                  (i) Notwithstanding anything set forth in Section 2.2 to the contrary, Seller agrees to grant Buyer, during the Distribution Period, reasonable access to its mainframe for order entry and other legitimate purposes limited, however, to access at Seller's Pleasanton, California facilities.


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                  Seller further agrees to cooperate with Buyer in Buyer's
                  efforts to develop either an order entry/product availability look-up function through mainframe access or an EDI-based order entry system from SYNNEX's Fremont, California and Greenville, South Carolina facilities."


         6. Amendment to Section 2.3. The second sentence of Section 2.3(g) is amended to read:

                  "In that connection, each party shall use commercially reasonable efforts (i) to inform the other party regarding any significant meetings, telephone conversations, correspondence and other contracts with vendors if an ordinarily prudent person would reasonably determine that such contact significantly concerns the interests of the other party, and in the case of any such meetings for which such party has reasonable advance notice and which are expected to cover issues that an ordinarily prudent person would consider important to the other party under the circumstances, to permit a representative of the other party to participate therein."

         7. Amendment to Section 2.3(k). Section 2.3(k) is deleted in its entirety.

         8. Amendment to Section 2.7. Section 2.7 is amended by adding new Subsection (e), to read:

                  "(e) Notwithstanding anything set forth in this Section 2.7 or an amendment to the contrary, Seller has advised Buyer of recent increases and further anticipated increases to freight costs, and of Seller's intention to procure the services of alternative shipping providers in the near future. Buyer has agreed to pay such increased costs in accordance with the procedures required under the terms of the Services Agreement. In addition, within 30 days of the termination of the winding Down Period, Buyer agrees to pay Seller, if a positive figure, and Seller agrees to pay Buyer, if a negative figure, a sum (the "Excess Freight Settlement") equal to one half of the difference between [ * ] and the amount by which the freight costs paid during the period from march 31, 1997 to the end of the Winding Down Period exceeds [ * ] of the freight costs that would have been incurred by Buyer if the freight rates during such period had been equal to the freight rates applicable on January 1, 1997."

         9. Amendment to Section 2.8. Subsection (iv) of Section 2.8(b) is deleted in its entirety, and Subsection (v) is renumbered as Subsection (iv) and is amended to read in its entirety:

                  "(iv) the amount of any wire transfer made by Buyer to Seller on such Business Day pursuant to Section 2.5(a) (to the extent that Buyer shall have given notice of such wire transfer



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                  pursuant to such Section 2.5(a))."

The first full paragraph following previous subsection (v) (and set forth in Amendment No. 13) is amended to read:

                  "Subject to the further provisions of this Section 2.8(a), (i) if the Daily Net Payment Amount is positive, then Buyer shall pay that amount to Seller by the following Business Day pursuant to Section 2.5(a), and (ii) if the Daily Net Payment Amount is negative, then Seller shall pay that amount to Buyer by the following Business Day by wire transfer of immediately available funds, in accordance with Section 2.12(c). Seller shall provide Buyer, on a monthly basis, with a printed summary of all transactions completed hereunder, in a form reasonably acceptable to Buyer. Buyer shall reimburse Seller on a monthly basis for the postage costs of mailing printed invoices."

         10.  Amendment to Section 2.9.  Section 2.9 is amended to read:

                  "2.9  Fees.      Buyer shall pay to Seller the following fees:

                  (a) An amount equal to the Monthly distribution Fee for each month during the Distribution Period and the Winding Down Period, payable as provided in Section 2.10; and

                   (b) A "Fixed Services Fee" of [ * ] per month, for the period
                  April 1, 1997 through November 30, 1997, payable on the first day of each month commencing April 1, 1997; and

                   (c) An "Additional Services Fee," which is in addition to the
                  Monthly distribution Fee and the Fixed Services Fee, in an amount to be determined by the date of the termination of the Winding Down Period, and as is set forth below:

If the termination of the            Then the following Additional Service
Winding Down                         Fee shall be paid to Seller on the date(s)
Period is on                         incicated:

                   10/31/97       11/31/97        12/31/97        1/31/98        2/28/98         3/31/98
                   --------       --------        --------        -------        -------         -------
10/31/97             [ * ]
11/30/97                            [ * ]
12/31/97                                           [ * ]
 3/31/98                                           [ * ]           [ * ]          [ * ]           [ * ]

11.  Amendment to Section 2.10.  Subsection (e)(i)(E) is amended to read:

                  "(E) interest payable pursuant to Section 2.5(b), as certified pursuant to Section 2.10(b)(ii)(20);"

Subsection (e)(ii)(F) is amended to read:

                  (F) interest payable pursuant to Section 2.5(b), as certified pursuant to Section 2.10(b)(ii)(20);"

Subsection (g) is amended by rewriting the first sentence to read:

                  "(g) Within 45 days after the end of each month, Buyer shall certify to Seller in writing the Applicable Revenue of the Subject Business for such month, as determined by Buyer in accordance with generally accepted accounting principles, applied in a manner consistent with the accounting principles used by Buyer for financial reporting purposes."

         12. Amendment to Section 2.16. Subsection (a) is amended to read:

                  "Seller (on its own behalf) may sell any product to any person at any location, whether or not such location is served by Buyer or any Customer, or engage in such other business or businesses as Seller may from time to time determine."

         13. Amendment to Section 2.17. Section 2.17 is amended to read:

                  "Subject to the terms and conditions of this Section 2.17, during the Distribution Period, Buyer may (i) [ * ] from Seller, for the Subject Business, one or more specified
                  products, or all products     of one or more specified
                  vendors, [ * ] [ * ] Seller hereunder or (ii) without prejudice to any obligation Buyer may have under any [ * ] or [ * ] or this Agreement, [ * ]provided, however, that in
                  (i) above Buyer shall give written notice of such election at least 60 and not more than 120 days prior to the effectiveness thereof; further, provided, however, that such notice requirement shall not apply to any [ * ] of a [ * ] by Seller if Buyer purchases such vendor's products pursuant to
                  Section 2.23."

         14. Amendment to Section 2.19. Subsections (b) and (c) are deleted, and subsection (a) is amended to read:

                         "2.19. Prompt Payment Discounts. (a) If any vendor
                  shall offer to Seller a Prompt Payment Discount in respect of any amounts payable for products of the types held for sale to Buyer hereunder purchased by Seller from such vendor during the Distribution Period, and the interest rate equivalent of such Prompt Payment Discount, determined as provided in Section 2.19(d), is a rate per annum not less than the Prime Rate plus [ * ] per annum, then [ * ] shall have the option, but not the obligation, to use commercially reasonable efforts to [ * ] such [ * ] with respect to its [ * ] from [ * ] by [ * ] within the [ * ], except as otherwise provided in this Section 2.19. To the extent that [ * ] does not elect to [ * ] any such [ * ] that has an interest rate equivalent of at least prime plus [ * ], [ * ] shall offer to [ * ] the right to require [ * ] to [ *
                  ] all or a portion of any such [ * ] that [ * ] otherwise would elect not to [ * ] by [ * ] on terms mutually acceptable to the parties. Any party that [ * ] any portion of a [ * ] shall be entitled to [ * ] an amount equal to
                  interest on such      portion at an annual rate of prime plus
                  [ * ] out of the [ * ]. Any remaining [ * ] shall be apportioned between Seller and Buyer in accordance with the respective amounts [ * ] by Seller and Buyer; provided, that if any such apportionment would cause any party to receive an amount (including any amount received pursuant to the immediately preceding sentence) that would exceed such party's pro rata share of the maximum [ * ], then the excess will be given to the other party. For the purposes of determining the pro rata share of any party referred to in the foregoing proviso, the allocation percentage applicable to such party pursuant to Section 2.22 of the Agreement for the relevant products shall be used.

         15. Amendment to Section 2.22. Subsection (h) is added to read:

                  (h) Notwithstanding anything set forth in this Section 2.22 to the contrary, the parties agree that in those instances in which an original equipment manufacturer has determined to exclude `strategic allocations' in allocating product among its aggregators, distributors and customers, and has informed the Seller in writing of such allocation, the methodology for allocation of product between Buyer and Seller shall also exclude such `strategic allocations' beginning in the month following such notification."

         16. Amendment to Section 2.33. Subsection (b) is deleted in its entirety.

         17. Amendment to Section 2.34. Section 2.34 is deleted in its entirety.

         18. Amendment to Section 2.36. Section 2.36 is deleted in its entirety.

         19. Amendment to Article II. Article II is amended by adding new
Section 2.37 to read:

                           "2.37. Security Interest. Buyer agrees to grant
                  Seller, as security for Buyer's performance of its obligations, a first priority security interest in all of Buyer's inventory and receivables on the terms set forth in Exhibit A attached hereto."

         20. Amendments to Sections 4.2, 4.3, 4.4, and 4.5. Sections 4.2, 4.3, 4.4, and 4.5 are deleted in their entirety.

         21. Amendment to Section 4.6. Subsection (e) is added to read:

                  "(e) Notwithstanding anything set forth in Section 4.6 or Amendment No. 10 to the contrary, the parties agree: (i) that Seller shall not be obligated to continue the MASTER program after June 30, 1997; and (ii) that in no event shall the value of accounts receivable financing under the MASTER program exceed five million dollars ($5,000,000)."

         22. Amendments to Section 5.7. Section 5.7 is deleted in its entirety.

         23. Amendment to Article VII. The first two paragraphs of Section 7.1(a) of the Agreement (as amended by Amendment No. 13) are amended to read in their entirety:

                           "(a) The Seller and the Buyer shall continue to
                  negotiate in good faith to establish a timetable and procedures for the termination of the Logistics Services provided pursuant to Article II. Such negotiations shall include (i) discussions regarding the Seller's proposed maintenance of inventories solely at the Indianapolis DDC from which all shipments to Customers on buyer's behalf hereunder would be made during the Winding Down Period (as defined below); and (ii) discussions regarding Buyer's purchase of inventory from Seller during the Winding Down Period.

                  If the Seller and the Buyer shall be unable to agree upon such a timetable and procedures prior to July 1, 1997, the Distribution Period shall automatically deemed to be the [ * ] following the Scheduled Termination Date (such [ * ] period being referred to as the "Winding Down Period"). As shall be reasonably requested by Buyer, Seller shall provide Buyer with information necessary for Buyer and Seller to manage inventory prior to and during the Winding Down Period including but not limited to information pertaining to SKU's, on-hand inventory, orders, product availability and Buyer's daily run rate.

         24. Amendment to Section 9.3.

                  if to the Buyer, to:

                  Attn. Donna E. Straff
                  General Counsel
                  COMPUTERLAND CORPORATION
                  5964 W. Las Positas Blvd.
                  Pleasanton, CA  94588

                  Fax:  510/467-6080

                  with a copy to:



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                  Attn:  Robert Huang
                  President
                  SYNNEX Information Technologies, Inc.
                  3797 Spinnaker Court
                  Fremont, CA  94538

                  if to the Seller, to:

                  Attn:  H. Christopher Covington
                  Senior Vice President and General Counsel
                  Vanstar Corporation
                  5964 W. Las Positas Blvd.
                  Pleasanton, CA  94588-9012

                  Fax:  510/734-4823

                  with a copy to:

                  Attn:  Frederick M. Bachman, Esq.
                  O'Sullivan Graev & Karabell
                  30 Rockefeller Plaza
                  New York, NY  10112

                  Fax:  212/408-2420

         25. Amendment to Article 9. Article 9 is amended by adding a new
Section 9.13 to read:

                        "9.13 Purchase of Buyer Franchisees. Seller agrees that
              it shall not, prior to the end of the Winding Down Period purchase, or agree to purchase, any franchisee of Buyer."

         26. Amendment to Schedules. Each of the following schedules to the Agreement is hereby terminated in its entirety and replaced with "[Intentionally omitted]."

                                 SCHEDULE 1.1-2A

         27. Assignment to Sublease. FAB has agreed to assign its interest in the "Sublease" for its office premises on West Las Positas Blvd. In Pleasanton to Buyer. Vanstar agrees to use all reasonable efforts to obtain from the landlord the landlord's consent to such assignment.

         28. Continued Effect of Agreement. Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its terms and conditions. The extension to the Distribution and Services Period provided by this Amendment No. 15 shall not obligate any party to the Agreement to agree to any further extension to such Period.

         29. Miscellaneous. This Amendment No.15 (a) shall be governed by the laws of the State of California, (b) shall be binding upon and inure to the benefit of the Seller and the Buyer and their respective successors and permitted assigns, (c) shall not be amended or modified except by written instrument signed by the Seller and the Buyer and (d) represents the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written and oral agreements and understandings with respect thereto, including those portions of the Term Sheet contemplating the amendments provided hereby.

         30. Counterparts. This Amendment No. 15 may be executed in counterpart by the parties hereto.

IN WITNESS WHEREOF, the parties have set their hands as of the date first written above.

                                           VANSTAR CORPORATION



                                           By: /s/ Ahmad Manshouri
                                               --------------------
                                           Name:  Ahmad Manshouri
                                           Title: Sr. Vice President and
                                                  General Manager, Operations

                                            COMPUTERLAND CORPORATION



                                            By: /s/ C. Kevin Chuang
                                                -------------------
                                            Name:  C. Kevin Chuang
                                            Title: CFO